EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 18, 2013, Vista Gold Corp. (the “Company”) completed the sale of its Los Cardones gold project located in Baja California Sur, Mexico to Invecture Group S.A. de C.V and RPG Structured Finance S.a R.L. (the “Purchasers”) for US$13,000,000. The following unaudited pro forma condensed consolidated balance sheet and statements of income/(loss) are derived from the historical consolidated financial statements of the Company.  The pro forma condensed consolidated balance sheet as of June 30, 2013 gives effect to the sale as if it had occurred on that date.  The pro forma condensed consolidated statements of income/(loss) for the six months ended June 30, 2013 and the year ended December 31, 2012 assume that the sale had been completed January 1, 2012.  The unaudited pro forma condensed consolidated balance sheet and statements of income/(loss) should be read in conjunction with the notes thereto and the historical financial statements, including the notes thereto, of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2012

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results.  However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information represent estimates and assumptions that the Company’s management believes to be reasonable.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2013
(unaudited)

	Historical	Adjustments (1)	Adjustments (2)	Pro Forma

Assets:
Current assets:
Cash and cash equivalents	$9,299	$7,000	$(410)	$15,889
Restricted cash	100	-	-	100
Marketable securities	239	-	-	239
Other investments	22,167	-	-	22,167
Other current assets	2,100	6,000	(72)	8,028
Total current assets	33,905	13,000	(482)	46,423

Non-current assets:
Mineral properties	13,701	(8,053)	-	5,648
Plant and equipment, net	5,256	(1,075)	-	4,181
Assets held for sale	10,000	-	-	10,000
Amayapampa interest	4,813	-	-	4,813
Long-term investments	65	-	-	65
Long-term deferred tax asset	7,472	-	-	7,472
Total non-current assets	41,307	(9,128)	-	32,179

Total assets	$75,212	$3,872	$(482)	$78,602

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$2,209	$50	$(143)	$2,116
Debt	9,500	-	-	9,500
Accrued liabilities and other	1,836	-	(140)	1,696
Current deferred tax liability	7,472	-	-	7,472
Total current liabilities	21,017	50	(283)	20,784

Non-current liabilities:
Other long-term liabilities	635	(635)	-	-
Total non-current liabilities	635	(635)	-	-

Total liabilities	21,652	(585)	(283)	20,784

Commitments and contingencies

Shareholders' equity:
Common shares	404,252	-	-	404,252
Additional paid-in capital	32,489	-	-	32,489
Accumulated other comprehensive income (loss)	(363)	-	-	(363)
Accumulated deficit	(382,818)	4,457	(199)	(378,560)
Total shareholders' equity	53,560	4,457	(199)	57,818

Total liabilities and shareholders' equity	$75,212	$3,872	$(482)	$78,602

VISTA GOLD CORP. (An Exploration Stage Enterprise)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME/(LOSS)
Six Months Ended June 30, 2013
(unaudited, in thousands of U.S. dollars)

	Historical	Adjustments (3)		Pro Forma

Operating income and (expenses):
Exploration, property evaluation and holding costs	$(13,007)	$81		$(12,926)
Corporate administration	(3,135)	86		(3,049)
Depreciation and amortization	(542)	11		(531)
Gain/(loss) on currency translation	372	(4)		368
Total operating expense	(16,312)	174		(16,138)

Non-operating income and (expenses):
Gain/(loss) on sale of marketable securities	(18)	-		(18)
Unrealized loss on other investments	(47,322)	-		(47,322)
Interest income	25	-		25
Interest expense	(206)	-		(206)
Other income/(expense)	38			38
Total non-operating expense	(47,483)	-	-	(47,483)

Loss from continuing operations before income taxes	(63,795)	174		(63,621)
Deferred income tax benefit	15,374			15,374
Net loss	$(48,421)	$174		$(48,247)

Basic:
Weighted average number of shares outstanding	81,671,873			81,671,873
Net loss per share	$(0.59)			$(0.59)
Diluted:
Weighted average number of shares outstanding	81,671,873			81,671,873
Net loss per share	$(0.59)			$(0.59)

VISTA GOLD CORP. (An Exploration Stage Enterprise)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME/(LOSS)
Year Ended December 31, 2012
(unaudited, in thousands of U.S. dollars)

	Historical	Adjustments (3)		Pro Forma

Operating income and (expenses):
Exploration, property evaluation and holding costs	$(27,536)	$488		$(27,048)
Corporate administration	(8,096)	25		(8,071)
Depreciation and amortization	(589)	16		(573)
Gain/(loss) on currency translation	(176)	10		(166)
Gain on disposal of mineral property, net	2,934	-		2,934
Write-down of mineral property	(250)	250		-
Total operating expense	(33,713)	789		(32,924)

Non-operating income and (expenses):
Gain/(loss) on sale of marketable securities	192	-		192
Unrealized loss on other investments	(50,363)	-		(50,363)
Write-down of marketable securities	(39)	-		(39)
Write-down of plant and equipment	(7,117)	1,107		(6,010)
Interest income	45	-		45
Other income/(expense)	192	-		192
Total non-operating expense	(57,090)	1,107	-	(55,983)

Loss from continuing operations before income taxes	(90,803)	1,896		(88,907)
Deferred income tax benefit	20,147	-		20,147
Net loss	$(70,656)	$1,896		$(68,760)

Basic:
Weighted average number of shares outstanding	74,351,065			74,351,065
Net loss per share	$(0.95)			$(0.92)
Diluted:
Weighted average number of shares outstanding	74,351,065			74,351,065
Net loss per share	$(0.95)			$(0.92)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1)

Adjustments to reflect the sale of the Los Cardones gold project, including the i) cash proceeds of $7,000,000 received at closing, ii) the $6,000,000 second payment due in January 2014 at the Purchasers option; iii) transfer of assets and liabilities to the Purchasers; and iv) estimated transaction costs; and estimated gain on disposition.  If the Purchasers elect not to make the $6,000,000 second payment, the Company will retain the $7,000,000 already received and 100% of the Los Cardones gold project will be returned to Vista. The effects of income tax are not expected to be material. The actual after-tax gain will be determined as of October 18, 2013, the closing date, and could be materially different from the estimate.

2)	Adjustments to eliminate the Los Cardones gold project assets and liabilities from Vista’s historical net assets as a result of the disposition of the project.

3)	Adjustments to eliminate the Los Cardones gold project expenses form Vista’s historical results of operations as a result of the disposition.